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                                                                       Exhibit 5

                        [LETTERHEAD OF COZEN AND O'CONNOR]


                                 July 12, 2000


Innovative Solutions and Support, Inc.
420 Lapp Road
Malvern, PA  19355

          Re:  Registration Statement on Form S-1
               File No. 333-36584
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Ladies and Gentlemen:

     We have acted as counsel to Innovative Solutions and Support, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-1, File No. 333-36584 (the "Registration Statement"), relating to the registration by the Company under the Securities Act of 1933 of 3,450,000 shares (the "Shares") of the Company's common stock, $.001 par value, to be sold by the Company, including up to 450,000 Shares which the underwriters will have an option to purchase from the Company solely for the purpose of covering over-allotments.

     In rendering our opinion set forth below, we have examined such documents, corporate records, certificates and other instruments as we have deemed relevant. In our examination of such documents, records, certificates and other instruments, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

     Based upon the foregoing, it is our opinion that the Shares, when sold in accordance with the plan of distribution set forth in the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the prospectus caption "Legal Matters" in the
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Innovative Solutions and Support, Inc.
July 12, 2000
Page 2

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Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,



                                    /s/ COZEN AND O'CONNOR